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                                                                   Exhibit 10.44

                           CYTOKINETICS, INCORPORATED

                    AMENDED AND RESTATED CASH BONUS AGREEMENT

         This Amended and Restated Cash Bonus Agreement (the "Agreement") is entered into effective as of December 1, 2003 (the "Effective Date"), by and between Cytokinetics, Incorporated, a Delaware corporation (the "Company"), and Jay Trautman (the "Employee")

         WHEREAS the Company and the Employee entered into a Cash Bonus Agreement dated as of September 1, 2002 (the "Prior Agreement"); and

         WHEREAS the Company and the Employee desire to amend and restated the Prior Agreement in its entirety with this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

         1. Amendment and Restatement. The Company and the Employee hereby amend and restate the Prior Agreement in its entirety with this Agreement.

         2. Cash Bonus. The Company hereby agrees to pay Employee cash bonuses in the amount of: (i) $19,300, less applicable withholding taxes, on December 15, 2003, (ii) $19,300 less applicable withholding taxes, on June 30, 2004, (iii) $86,200, less applicable withholding taxes, on June 30, 2005 (iv) $82,300, less applicable withholding taxes, on June 30, 2006, (v) $78,500, less applicable withholding taxes, on June 30, 2007 and (vi) $7,700, less applicable withholding taxes, on June 30, 2008 (collectively, the "Cash Bonus"), provided that Employee remains an employee in good standing of the Company, as determined in the Company's sole discretion, on each such date.

         3. No Right To Continued Employment. Nothing contained herein shall be construed to confer on Employee any right to continued employment with the Company. The Company or Employee may terminate the employment relationship of Employee with the Company for any reason or no reason, with or without cause, and after such termination Employee shall not have any right to receive any further payments of Cash Bonus remaining unpaid at such time.

         4. Taxes. Employee shall be responsible for all taxes related to the Cash Bonus.

         5. Integration; No Assignment. This Agreement represents the entire agreement and understanding between the parties as to the Cash Bonus, and supersedes all prior or contemporaneous agreements, including, without limitation, the Prior Agreement, whether written or oral; provided, however, that this Agreement is meant to be in addition to any other compensation arrangements Employee may have with the Company. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by the parties hereto or their duly authorized representatives. Neither this Agreement nor any rights of Employee hereunder may be assigned or transferred by Employee.

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         6.       Applicable Law. This Agreement shall be governed by and
construed in accordance with the internal substantive laws, but not the choice of law rules, of the State of California.

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         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                       CYTOKINETICS, INCORPORATED

                                       By: _____________________________________

                                       Title: __________________________________

                                       EMPLOYEE

                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Name

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